As filed with the Securities and Exchange Commission on December 31, 2014

Registration No. 333-199240

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	2890	33-0530289
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1725 Gillespie Way

El Cajon, CA 92020

(619) 596-8600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Henry R. Lambert

Chief Executive Officer

1725 Gillespie Way

El Cajon, CA 92020

(619) 596-8600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With Copies to:

Jeffrey C. Thacker DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121-2133 Tel. (858) 677-1400 Fax: (858) 677-1477	Peter C. Wulff Chief Financial Officer and Chief Operating Officer 1725 Gillespie Way El Cajon, CA 92020 (619) 596-8600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-199240) of Pure Bioscience, Inc. is being filed solely to revise certain Part II information. Accordingly this Amendment No. 3 consists solely of the facing page, this explanatory note and Part II information, including the signature page. This filing does not modify any provision of the Registration Statement except as specifically noted herein.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses incurred or to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by the Company. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$2,427
Legal fees and expenses	$30,000
Accounting fees and expenses	$4,500
Miscellaneous fees and expenses	$3,073

Total	$40,000

Item 14. Indemnification of Directors and Officers.

The Company’s Certificate of Incorporation, as amended, provides that, except to the extent prohibited by the Delaware General Corporation Law, or the DGCL, the Company’s directors shall not be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Company. Under the DGCL, the directors have a fiduciary duty to the Company, which is not eliminated by these provisions of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. This provision does not affect the directors’ responsibilities under any other laws, such as the U.S. federal securities laws or state or federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The Company’s Bylaws provide that the Company shall indemnify, to the fullest extent permitted by the DGCL and applicable law, as may be amended, any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was one of the Company’s directors, officers, employees or agents or is or was serving at the Company’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any indemnification payments made to such person by the Company) reasonably incurred or suffered by such person.

The Company has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 15. Recent Sales of Unregistered Securities.

During the period from July 31, 2014 until present, we issued a total of 9,990,659 shares of common stock and warrants to purchase 3,996,259 shares of common stock for gross proceeds of approximately $7.49 million. Additionally, in connection with the price adjustment terms in subscription agreements we previously entered into with investors in prior private placements prior to July 31, 2014, we issued an aggregate of 95,366 shares of common stock and warrants to purchase up to an aggregate of 234,721 shares of common stock to existing investors who purchased shares from the Company in private placement transactions. The shares of common stock and the warrants issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities, including the shares underlying the warrants, may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act, and integration issues with respect to the offering due to us having a registration statement (File No. 333-186394) on file with the SEC since February 1, 2013, which had not been declared effective (the “Registration Statement”) and which we have requested to be withdrawn. In this analysis, we relied on the guidance set forth in the SEC’s Compliance and Disclosure Interpretations, Securities Act Section, Question and Answer 139.25 and in Securities Act Release No. 8828 (August 10, 2007) concerning integration issues implicated by concurrent public and private offerings of securities (the “Interpretive Guidance”). There were 38 investors who purchased shares in the private placements, each of whom represented to us to be an accredited investor at the time of the offer and sale of the shares. Two of the investors came to the offering through introduction and direct contact by Bibicoff & MacInnis, Inc. (“Bibicoff”), our investor relations firm, and were not solicited by means of the Registration Statement. Bibicoff had a previous relationship with each of the investors and Bibicoff did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. Bibicoff is not a registered broker-dealer and merely introduced the investors to us. Additionally, they were not paid any compensation in connection with making introductions to potential investors. 26 investors came to the offering through direct contact by our Chief Financial Officer, Peter Wulff, who had a previous relationship with such investors and were not solicited by means of the Registration Statement. Mr. Wulff did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. Ten investors came to the offering through direct contact by our one of our customers, Tom Lee (and now a director), who had a previous relationship with such investors and were not solicited by means of the Registration Statement. Additionally, as part of this financing, we granted certain registration rights, under which we agreed to file a registration statement covering the resale of the shares of common stock sold in this financing.

During the three months ended July 31, 2014, we completed private placements pursuant to which we sold 511,440 shares of our common stock, resulting in net proceeds of $455,000. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements. We have used, and intend to continue to use, the remaining proceeds from the offering for working capital and general corporate purposes. In these offerings, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act, and integration issues with respect to the offering due to us having the Registration Statement on file with the SEC. In this analysis we relied on the Interpretive Guidance. There were 11 investors who purchased shares in the private placements, each of whom represented to us to be an accredited investor at the time of the offer and sale of the shares. Gary Cohee, a member of our Board, confirmed that two of the investors came to the offering through introduction and direct contact by Mr. Cohee, and such investors were not solicited by means of the Registration Statement. These investors have a previous relationship with Mr. Cohee. Mr. Cohee did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. Three of the investors came to the offering through introduction and direct contact by Bibicoff, our investor relations firm, and were not solicited by means of the Registration Statement. Bibicoff had a previous relationship with each of the investors and Bibicoff did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. Bibicoff is not a registered broker-dealer and merely introduced the investors to us. Additionally, they were not paid any compensation in connection with making introductions to potential investors. Five investors came to the offering through direct contact by our Chief Financial Officer, Peter Wulff, who had a previous relationship with such investors and were not solicited by means of the Registration Statement. Mr. Wulff did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. One investors came to the offering through direct contact by our one of our customers, Tom Lee (now a director), who had a previous relationship with such investors and were not solicited by means of the Registration Statement. Additionally, as part of this financing, we granted certain registration rights, under which we agreed to file a registration statement covering the resale of the shares of common stock sold in this financing.

During the three months ended April 30, 2014, we completed private placements pursuant to which we sold 1,575,000 shares of our common stock, resulting in approximately $1,545,000 in aggregate gross proceeds to the Company. After deducting fees of $47,000, the net proceeds to us were $1,498,000. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements. We have used, and intend to continue to use, the remaining proceeds from the offering for working capital and general corporate purposes. In these offerings, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act, and integration issues with respect to the offering due to us having the Registration Statement on file with the SEC. In this analysis we relied on the Interpretive Guidance. There were 18 investors who purchased shares in the private placements, each of whom represented to us to be an accredited investor at the time of the offer and sale of the shares. Gary Cohee, a member of our Board, confirmed that six of the investors came to the offering through introduction and direct contact by Mr. Cohee, and such investors were not solicited by means of the Registration Statement. These investors have a previous relationship with Mr. Cohee. Mr. Cohee did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. One of the investors came to the offering through introduction and direct contact by Bibicoff, our investor relations firm, and were not solicited by means of the Registration Statement. Bibicoff had a previous relationship with each of the investors and Bibicoff did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. Bibicoff is not a registered broker-dealer and merely introduced the investors to us. Additionally, they were not paid any compensation in connection with making introductions to potential investors. Eight investors came to the offering through direct contact by our Chief Financial Officer, Peter Wulff, who had a previous relationship with such investors and were not solicited by means of the Registration Statement. Mr. Wulff did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. Three investors came to the offering through direct contact by our one of our customers, Tom Lee (and now a director), who had a previous relationship with such investors and were not solicited by means of the Registration Statement. Additionally, as part of this financing, we granted certain registration rights, under which we agreed to file a registration statement covering the resale of the shares of common stock sold in this financing.

During the three months ended January 31, 2014, we completed private placements pursuant to which we sold 1,611,817 shares of our common stock, resulting in approximately $1,514,000 in aggregate proceeds to the Company. After deducting fees of $13,000, the net proceeds to us were $1,501,000. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements. In these offerings, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act, and integration issues with respect to the offering due to us having the Registration Statement on file with the SEC. In this analysis we relied on the Interpretive Guidance. There were 16 investors who purchased shares in the private placements, each of whom represented to us to be an accredited investor at the time of the offer and sale of the shares. Gary Cohee, a member of our Board, confirmed that six of the investors came to the offering through introduction and direct contact by Mr. Cohee, and such investors were not solicited by means of the Registration Statement. These investors have a previous relationship with Mr. Cohee. Mr. Cohee did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. Two of the investors came to the offering through introduction and direct contact by Bibicoff, our investor relations firm, and were not solicited by means of the Registration Statement. Bibicoff had a previous relationship with each of the investors and Bibicoff did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. Bibicoff is not a registered broker-dealer and merely introduced the investors to us. Additionally, they were not paid any compensation in connection with making introductions to potential investors. Five investors came to the offering through direct contact by our Chief Financial Officer, Peter Wulff, who had a previous relationship with such investors and were not solicited by means of the Registration Statement. Mr. Wulff did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. Three investors came to the offering through direct contact by our one of our customers, Tom Lee (and now a director), who had a previous relationship with such investors and were not solicited by means of the Registration Statement. Additionally, as part of this financing, we granted certain registration rights, under which we agreed to file a registration statement covering the resale of the shares of common stock sold in this financing.

On October 23, 2013, we issued 305,833 shares of unregistered common stock, in exchange for previous services provided, valued at $257,750, to Mr. Cohee for investor relations and financial advisors services, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. The shares were issued to Mr. Cohee and/or his affiliates for financial advisor services. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act, and integration issues with respect to the offering due to us having the Registration Statement on file with the SEC. In this analysis we relied on the Interpretive Guidance. Mr. Cohee came to know of this offering solely from being a director of the Company and providing the Company with investor relations and financial advisor services. We did not participate in any general solicitation with respect to shares of common stock offered and sold pursuant to this offering.

On August, 13, 2013, we completed a private placement pursuant to which we sold 5,500,000 shares of our common stock. The shares were sold at a per share purchase price of $0.20, resulting in approximately $1,100,000 in aggregate proceeds to the Company. We have used, and intend to continue to use, the remaining proceeds from the offering for working capital and general corporate purposes. The shares of common stock issued in this offering were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act, and integration issues with respect to the offering due to us having the Registration Statement on file with the SEC. In this analysis we relied on the Interpretive Guidance. There were 22 investors who purchased shares in the private placement, each of whom represented to us to be an accredited investor at the time of the offer and sale of the shares. Mr. Cohee confirmed that five of the investors came to the offering through introduction and direct contact by Mr. Cohee and were not solicited by means of the Registration Statement. These investors had a previous relationship with Mr. Cohee. Mr. Cohee did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. Six of the investors came to the offering through direct contact by one of our long-time stockholders, who had a previous relationship with such investors and were not solicited by means of the Registration Statement. This long-time stockholder did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. Ten of the investors came to the offering through introduction and direct contact by Bibicoff and were not solicited by means of the Registration Statement. Bibicoff had a previous relationship with each of the investors and Bibicoff did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. One investor came to the offering through direct contact by our Chief Financial Officer, Peter Wulff, who had a previous relationship with the investor and was not solicited by means of the Registration Statement. Mr. Wulff did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. A number of investors also were stockholders in the Company prior to the offering, were previous investors in the Company and/or had a preexisting relationship with the Company. Additionally, as part of this financing, we granted certain registration rights, under which we agreed to file a registration statement covering the resale of the shares of common stock sold in this financing.

On October 14 and October 16, 2013, we completed closings of a private placement pursuant to which we sold 2,441,270 shares of our common stock. The shares of common stock issued in this offering were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) (previously 4(2)) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The shares were sold at a per share purchase price of $0.75 per share, resulting in approximately $1.83 million in aggregate proceeds to the Company. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act, and integration issues with respect to the offering due to us having the Registration Statement on file with the SEC. In this analysis we relied on the Interpretive Guidance. There were 28 investors who purchased shares in the private placement, each of whom represented to us to be an accredited investor at the time of the offer and sale of the shares. Gary Cohee, a member of our Board, confirmed that four of the investors came to the offering through introduction and direct contact by Mr. Cohee, and such investors were not solicited by means of the Registration Statement. These investors have a previous relationship with Mr. Cohee. Mr. Cohee did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. Fifteen of the investors came to the offering through introduction and direct contact by Bibicoff, our investor relations firm, and were not solicited by means of the Registration Statement. Bibicoff had a previous relationship with each of the investors and Bibicoff did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. Bibicoff is not a registered broker-dealer and merely introduced the investors to us. Additionally, they were not paid any compensation in connection with making introductions to potential investors. Six investors came to the offering through direct contact by our Chief Financial Officer, Peter Wulff, who had a previous relationship with such investors and were not solicited by means of the Registration Statement. Mr. Wulff did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. Three investors came to the offering through direct contact by our one of our customers, Tom Lee (and now a director), who had a previous relationship with such investors and were not solicited by means of the Registration Statement. This service provider did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering. Additionally, as part of this financing, we granted certain registration rights, under which we agreed to file a registration statement covering the resale of the shares of common stock sold in this financing.

On August 13, 2013 we entered into a services agreement with Pillar Marketing Group, Inc. (“Pillar”) as amended on October 2, 2014. The Services Agreement provides, among other things, that Pillar shall serve as our exclusive provider of general advisory services regarding corporate finance, capital raising activities, merger and acquisition transactions, and other related endeavors. Pillar is to be paid the sum of $25,000 per month plus, upon consummation of any transaction involving the acquisition, merger, or combination, or similar transaction of or with another company, we are to issue Pillar that number of our shares of our common stock which equals to three percent (3%) of our issued and outstanding shares determined on a fully diluted basis post-transaction. Pillar also received $150,000 for certain corporate reorganization activities previously provided. Additionally, pursuant to the services agreement with Pillar and for corporate reorganization services previously provided by Pillar, we issued 550,000 shares of unregistered common stock (300,000 shares for certain corporate reorganization services previously provided and 250,000 for general advisory services pursuant to the services agreement), with a value of $385,000, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. The reorganization services were for general corporate restructuring advice in connection with the corporate restructuring effected in August 2013. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act, and integration issues with respect to the offering due to us having the Registration Statement on file with the SEC. In this analysis we relied on the Interpretive Guidance. We have a preexisting relationship with Pillar for corporate finance, capital raising activities, merger and acquisition transactions, and other related services. We did not participate in any general solicitation with respect to shares of common stock offered and sold pursuant to this offering and Pillar was not solicited by means of the Registration Statement. Additionally, as part of this issuance, we granted certain drag-along registration rights, under which we agreed to include the shares of common stock issued in this financing in a future registration statement.

On August 13, 2013, we issued 300,000 shares of unregistered common stock, with a value of $210,000, for investor relations, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. The shares were issued to Bibicoff for investor relations services pursuant to an invoice. We have a preexisting relationship with Bibicoff for investor relations services and Bibicoff has previously provided investor relations services to the Company. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act, and integration issues with respect to the offering due to us having the Registration Statement on file with the SEC. In this analysis we relied on the Interpretive Guidance. We did not participate in any general solicitation with respect to shares of common stock offered and sold pursuant to this offering.

On August 13, 2013, we issued 250,000 shares of unregistered common stock, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act, with a value of $175,000, for outside financial reporting and corporate finance services, to Wulff Services Inc. (“Wulff Services”). The services Wulff Services provided were services that would typically be rendered by a chief financial officer. In fact, Wulff Services is primarily owned by our current Chief Financial Officer and Chief Operation Officer, Peter C. Wulff. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act, and integration issues with respect to the offering due to us having the Registration Statement on file with the SEC. In this analysis we relied on the Interpretive Guidance. Wulff Services came to know of this offering solely from the efforts of Mr. Wulff, our current Chief Financial Officer and Chief Operation Officer, who is the primary stockholder of Wulff Services. Further, Mr. Wulff already had a relationship with the Company prior to us filing the Registration Statement. Neither us nor Mr. Wulff participated in any general solicitation with respect to shares of common stock offered and sold pursuant to this offering.

On August 13, 2013, we issued 300,000 shares of common stock, with a value of $210,000, to Donna Singer, per Ms. Singer’s separation agreement, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. Ms. Singer was the Company’s Executive Vice President and served as a member of the Board. The shares were issued solely in connection with Ms. Singer’s separation agreement and the Company made no general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) and such purchase was not solicited by means of the Registration Statement. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act, and integration issues with respect to the offering due to us having the Registration Statement on file with the SEC. In this analysis we relied on the Interpretive Guidance. Additionally, as part of this issuance, we granted certain registration rights with respect to the shares issued to Ms. Singer.

On August 13, 2013, we issued 850,000 shares of common stock, with a value of $595,000, to Michael L. Krall, per Mr. Krall’s separation agreement, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. Mr. Krall was the Company’s Chief Executive and served as a member of the Board. The shares were issued solely in connection with Mr. Krall’s separation agreement and the Company made no general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) and such purchase was not solicited by means of the Registration Statement. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act, and integration issues with respect to the offering due to us having the Registration Statement on file with the SEC. In this analysis we relied on the Interpretive Guidance. Additionally, as part of this issuance, we granted certain registration rights with respect to the shares issued to Mr. Krall.

On June 26 and July 10, 2013, we completed the initial and second closings of a private placement pursuant to which we sold an aggregate of 183,333 shares of our common stock and warrants to purchase an aggregate of 91,667 shares of our common stock. The shares were sold at a per share purchase price of $0.30, resulting in approximately $55,000 in aggregate proceeds to us. The Warrants have a three-year term, are immediately exercisable, and have an exercise price of $0.50 per share. The shares of common stock and warrants issued in this offering were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act, and integration issues with respect to the offering due to us having the Registration Statement on file with the SEC. In this analysis we relied on the Interpretive Guidance. There were 2 investors who purchased shares in the private placement, each of whom represented to us to be an accredited investor at the time of the offer and sale of the shares. Each of the investors were existing investors in the Company prior to filing of the Registration Statement. We did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering and the investors were not solicited by means of the Registration Statement. Additionally, as part of this financing, we granted certain registration rights, under which we agreed to file a registration statement covering the resale of the shares of common stock sold in this financing, as well as those shares issuable upon exercise of the warrants.

On May 23, 2013 we issued common stock to Liolios Group, Inc. (“Liolios”) as a settlement for past investor relations services provided by Liolios and in exchange for future services. We issued 150,000 shares of common stock, with a value of $71,000, for these services, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act, and integration issues with respect to the offering due to us having the Registration Statement on file with the SEC. In this analysis we relied on the Interpretive Guidance. Liolios came to know of this offering solely from its relationship as a service provider of investor relations services to the Company, which originated prior to the filing of the Registration Statement. We made no general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) and such purchase was not solicited by means of the Registration Statement. Additionally, as part of this financing, we granted certain registration rights, under which we agreed to file a registration statement covering the resale of the shares of common stock issued in this financing.

On April 17 and April 24, 2013, we completed the initial and second closings of a private placement pursuant to which we sold an aggregate of 1,000,000 shares of our common stock and warrants to purchase an aggregate of 500,000 shares of our common stock. The shares were sold at a per share purchase price of $0.40, resulting in approximately $400,000 in aggregate proceeds to us. The warrants have a term of three years from the initial exercise date, become exercisable six months after the date of issuance, and have an exercise price of $0.65 per share. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act, and integration issues with respect to the offering due to us having the Registration Statement on file with the SEC. In this analysis we relied on the Interpretive Guidance. There were 2 investors who purchased shares in the private placement, each of whom represented to us to be an accredited investor at the time of the offer and sale of the shares. Each of the investors were existing investors in the Company prior to filing the Registration Statement. We did not participate in a general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) with respect to the offering and the investors were not solicited by means of the Registration Statement. Additionally, as part of this financing, we granted certain registration rights, under which we agreed to file a registration statement covering the resale of the shares of common stock sold in this financing, as well as those shares issuable upon exercise of the warrants.

On March 1, 2013, we entered into a one-year service agreement for investor relations services with Pillar. We issued 250,000 shares of our common stock, with a value of $160,000, for these services to Pillar, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act, and integration issues with respect to the offering due to us having the Registration Statement on file with the SEC. In this analysis we relied on the Interpretive Guidance. Pillar came to know of this offering solely from its relationship as a service provider of investor relations services to the Company, which originated prior to the filing of the Registration Statement. The Company made no general solicitation or general advertising (as those terms are used Regulation D under the Securities Act) and such purchase was not solicited by means of the Registration Statement. Additionally, as part of this financing, we granted certain registration rights, under which we agreed to file a registration statement covering the resale of the shares of common stock issued in this financing.

On January 25, 2013, we issued a warrant to purchase 375,000 shares of our common stock at an exercise price of $0.83 per share to Morrison and Foerster LLP, or Morrison, as partial consideration for Morrison’s agreement to waive amounts due and payable to Morrison for legal services rendered. The warrant is exercisable immediately and expires on January 24, 2018. The warrant may be exercised by Morrison with a cash payment or, in lieu thereof, at its election, through a net exercise, as set forth in the warrant. Neither the warrant nor the shares to be issued upon exercise thereof are registered for sale or resale under the Securities Act and have been or will be issued in reliance on an exemption from registration under the Securities Act pursuant to Section 4(a)(2) thereof based on the offering of such securities to one investor and the lack of any general solicitation or advertising in connection with such issuance.

On January 18, 2013, we granted an option to purchase 50,000 shares of the our common stock at an exercise price of $0.87 per share to Peter C. Wulff as an inducement grant in connection with his employment as our Chief Financial Officer in a transaction exempt from the registration requirements of the Securities Act in reliance on Section 4(a)(2) of the Securities Act. The option was granted outside of our 2007 Equity Incentive Plan and without stockholder approval pursuant to NASDAQ Listing Rule 5635(c)(4). These options expired in connection with Mr. Wulff’s separation from the Company in May 2013.

On June 29, 2012, we issued an aggregate of 325,125 shares of its common stock to fifteen separate investors pursuant to separate agreements entered with each such investor, and also issued warrants (the “Warrants”) to purchase an aggregate of 81,280 shares of the Company’s common stock at the closing under the agreement. The shares were sold to the investors at a per share purchase price of $2.00, resulting in approximately $650,250 in aggregate proceeds to the Company. The Warrants have a five-year term, become exercisable six months after the date of their issuance, and will have an exercise price equal to the product of (i) the closing price of our common stock on the date of the closing, multiplied by (ii) 1.25 (subject to adjustment as set forth in the Warrants). None of the Securities have been registered under the Securities Act or any state securities laws and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof and Regulation D promulgated thereunder, based on the lack of any general solicitation or advertising in connection with the sale of the Securities; the representation of each investor to us that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it is purchasing the Securities for its own account and without a view to distribute them; and the Company’s issuance of the Securities as restricted securities.

Pursuant to a securities purchase agreement entered into on June 26, 2012, on July 10, 2012 we received an aggregate of $1,200,000 in cash consideration from nine lenders in exchange for our issuance to such lenders of secured convertible promissory notes, or the Notes, in an aggregate principal amount of $1,333,000. We refer to such transaction herein as the “Bridge Loan”. Pursuant to the terms of the Notes and the other agreements (as amended) entered in connection with the Bridge Loan, or the Loan Agreements, all amounts owed thereunder became due and payable upon our closing of our underwritten public offering on September 17, 2012, and accordingly such amounts have been repaid in accordance with such terms. The Notes were secured by 575,000 shares of our common stock (later reduced to 500,000 shares pursuant to an amendment effective September 6, 2012), which shares were issued in the name of an escrow agent as additional collateral for the timely repayment of the Notes and have been cancelled pursuant to our full repayment of the Bridge Loan. The Notes were convertible into shares of our common stock at the option of the lenders if all amounts owed thereunder were not paid in accordance with the terms of the Notes and the other Loan Agreements. As further consideration to the lenders for the Bridge Loan in addition to our issuance of the Notes, we issued to each such lenders: (i) an aggregate amount of 54,878 shares of our common stock and (ii) warrants to acquire up to an aggregate amount of 128,046 shares of our common stock, which warrants have a four-year term, become exercisable six months after the date of their issuance, and currently have an as-adjusted exercise price equal to $1.023 per share (subject to certain additional adjustments as set forth in such warrants). Additionally, for services provided in conjunction with Bridge Loan, we issued to the placement agent for the Bridge Loan: (i) an aggregate amount of 625 shares of our common stock and (ii) warrants to acquire up to an aggregate amount of 4,374 shares of our common stock, which warrants have a four-year term, become exercisable six months after the date of their issuance, and currently have an as-adjusted exercise price equal to $1.023 per share (subject to certain additional adjustments as set forth in such warrants). The shares have not been, nor will they be, registered under the Securities Act or any state securities laws and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the representation of each investor that it was an accredited investor; the absence of general solicitations or advertising to market the securities; the sale and issuance of securities in each case to only one investor; and the issuance of the securities as restricted securities.

On June 4, 2012, we issued an aggregate of 250,000 shares of our common stock to three separate investors pursuant to separate agreements entered with each such investor on May 16, 2012, May 17, 2012 and May 23, 2012. The shares were sold at a price of $2.00 per share, resulting in approximately $500,000 in aggregate proceeds to the Company. The shares have not been, nor will they be, registered under the Securities Act or any state securities laws and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof based on the representation of each investor that it was an accredited investor; the absence of general solicitations or advertising to market the securities; the sale and issuance of securities in each case to only one investor; and the issuance of the securities as restricted securities.

On April 10, 2012, we entered into a four-month agreement with a consultant for investor relations services. We issued 20,000 shares of our common stock, with a value of $45,000, for these services. Such shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, based on the offering of such shares to only one investor and the lack of any general solicitation or advertising in connection with the sale of such shares; the representation of the investor to us that it was an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the shares for its own account and without a view to distribute them; and our issuance of such shares as restricted securities.

On February 3, 2012, we issued a warrant, or the Warrant, to purchase 25,000 shares of its common stock at an exercise price of $3.608 per share to Wharton Capital Markets LLC, or Wharton, as partial consideration for Wharton’s assistance in arranging our agreements with Lincoln Park. The Warrant is exercisable no earlier than six months after the date of its issuance and expires on December 14, 2016, and may be exercised by Wharton with a cash payment or, in lieu thereof, by Wharton’s election to net exercise the Warrant under certain circumstances, as set forth in the Warrant. Neither the Warrant nor the shares to be issued upon exercise thereof are registered for sale or resale under the Securities Act and have been or will be issued in reliance on an exemption from registration under the Securities Act pursuant to Section 4(2) thereof based on the offering of such securities to one investor and the lack of any general solicitation or advertising in connection with such issuance and our issuance of such securities as restricted securities.

On October 24, 2011, we entered into a one-year agreement with a consultant for investor relations services and, on October 27, 2011 and pursuant to such agreement, issued to the consultant 18,750 shares of its common stock, with a value of $97,000, in exchange for such services. The shares were sold pursuant to an exemption from registration under Section 4(2) of the Securities Act, based on the offering of such shares to only one investor and the lack of any general solicitation or advertising in connection with the issuance; the representation of the investor to the Company that it was an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing such shares for its own account and without a view to distribute them; and the issuance of such shares as restricted securities.

Item 16. Exhibits and Financial Statement Schedules.

See the Exhibit Index of this Registration Statement, which follows the signature pages hereof and is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Cajon, State of California, on December 31, 2014.

PURE BIOSCIENCE, INC.

By:	/s/ HENRY R. LAMBERT
Name:	Henry R. Lambert
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ HENRY R. LAMBERT Henry R. Lambert	Chief Executive Officer (Principal Executive Officer), Director	December 31, 2014

/s/ PETER C. WULFF Peter C. Wulff	Chief Financial Officer / Chief Operating Officer (Principal Financial and Accounting Officer)	December 31, 2014

* Dave J. Pfanzelter	Chairman, Director	December 31, 2014

* Gary D. Cohee	Director	December 31, 2014

* Dr. David Theno, Jr.	Director	December 31, 2014

* William Otis	Director	December 31, 2014

/s/ TOM Y. LEE Tom Y. Lee	Director	December 31, 2014

* /s/ HENRY R. LAMBERT Henry R. Lambert Attorney-in-Fact

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of March 24, 2011, by and between Pure Bioscience and Pure Bioscience, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed with the SEC on March 25, 2011)

3.1	Certificate of Incorporation of Pure Bioscience, Inc. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K, filed with the SEC on October 29, 2012)

3.1.1	Certificate of Amendment to Certificate of Incorporation of Pure Bioscience, Inc. (incorporated by reference to Exhibit 3.1.1 to the Annual Report on Form 10-K, filed with the SEC on October 29, 2012)

3.2	Bylaws of Pure Bioscience, Inc. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K, filed with the SEC on October 29, 2012)

3.2.1	Amendment to the Bylaws of Pure Bioscience, Inc. (incorporated by reference to Exhibit 3.2.1 to the Annual Report on Form 10-K, filed with the SEC on October 29, 2012)

4.1	Form of Investor Warrant (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K, filed with the SEC on September 2, 2009)

4.2	Wharton Capital Markets LLC Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the SEC on March 16, 2012)

4.3	Form of Underwriter’s Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the SEC on September 13, 2012)

4.4	Morrison & Foerster LLP Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the SEC on January 31, 2013)

4.5	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the SEC April 23, 2013)

4.6	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the SEC August 27, 2014)

5.1**	Opinion of DLA Piper LLP (US)

10.1	PURE Bioscience 2007 Equity Incentive Plan (incorporated by reference from Exhibit 10.15.8 to the Annual Report on Form 10-K, filed with the SEC on October 14, 2008)

10.2 #	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.3	Purchase Agreement, dated December 14, 2011, by and between Pure Bioscience, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on December 15, 2011)

10.4	Purchase Agreement, dated December 15, 2011, by and between Pure Bioscience, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on December 15, 2011)

10.5	Registration Rights Agreement, dated December 15, 2011, by and between Pure Bioscience, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed with the SEC on December 15, 2011)

10.6	Warrant, dated February 3, 2012, issued by Pure Bioscience, Inc. to Wharton Capital Markets LLC (incorporated by reference to Exhibit 4.1 of the Quarterly Report on Form 10-Q filed with the SEC on March 16, 2012)

10.7	First Amendment to Purchase Agreement, dated April 5, 2012, by and between Pure Bioscience, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.15 of the Registration Statement on Form S-1 filed with the SEC on April 10, 2012)

10.8	Securities Purchase Agreement, dated June 26, 2012, by and between Pure Bioscience, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on June 29, 2012)

10.9	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K filed with the SEC on June 29, 2012)

10.10	Securities Purchase Agreement, dated June 29, 2012, among Pure Bioscience, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on July 6, 2012)

10.11	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on July 6, 2012)

10.12	Addendum to Transaction Documents, dated July 5, 2012, by and among Pure Bioscience, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.6 of the Current Report on Form 8-K/A filed with the SEC on July 13, 2012)

10.13	Settlement Agreement, effective July 9, 2012, among Pure Bioscience, Inc. Richmont Sciences, LLC, Richmont Holdings, Inc., Richmont Corporation, IV-7 Direct, LLC, and The Coalition to Save Pure (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on July 12, 2012)

10.14	Second Addendum to Transaction Documents, dated August 20, 2012, by and between Pure Bioscience, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on September 14, 2012)

10.15	Third Addendum to Transaction Documents, dated August 20, 2012, by and between Pure Bioscience, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on September 14, 2012)

10.16	Underwriting Agreement, dated September 11, 2012, by and between Pure Bioscience, Inc. and Aegis Capital Corp. (incorporated by reference to Exhibit 1.1 of the Current Report on Form 8-K filed with the SEC on September 13, 2012)

10.17	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on September 13, 2012)

10.18	Letter Agreement, dated as of January 25, 2013, between Pure Bioscience, Inc., and Morrison & Foerster LLP (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on January 31, 2013)

10.19	Promissory Note, dated as of January 25, 2013, in favor of Morrison & Foerster LLP (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on January 31, 2013)

10.20	Securities Purchase Agreement, dated as of April 16, 2013, between Pure Bioscience, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on April 23, 2013)

10.21	Registration Rights Side Letter Agreement, dated as of April 16, 2013, between Pure Bioscience, Inc. and Harmony Bioscience, Inc. (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on April 23, 2013)

10.22	Securities Purchase Agreement, dated as of April 24, 2013, between Pure Bioscience, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on April 29, 2013)

10.23	Registration Rights Side Letter Agreement, dated as of April 23, 2013, between Pure Bioscience, Inc. and Sentinel Capital Solutions, Inc. (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on April 29, 2013)

10.24	Form of Common Stock Purchase Agreement dated as of August 13, 2013 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on August 20, 2013)

10.25	Services Agreement dated as of August 13, 2013, between Pure Bioscience, Inc. and Pillar Marketing Group, Inc. (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on August 20, 2013)

10.26 #	Purchase, Severance, and Release Agreement dated as of August 13, 2013 between Pure Bioscience, Inc. and Michael L. Krall (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed with the SEC on August 20, 2013)

10.27	Voting Support Agreement and Irrevocable Proxy dated as of August 13, 2013 between Pure Bioscience, Inc. and Michael L. Krall (incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K filed with the SEC on August 20, 2013)

10.28 #	Purchase, Severance, and Release Agreement dated as of August 13, 2013 between Pure Bioscience, Inc. and Donna Singer (incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K filed with the SEC on August 20, 2013)

10.29	Voting Support Agreement and Irrevocable Proxy dated as of August 13, 2013 between Pure Bioscience, Inc. and Donna Singer (incorporated by reference to Exhibit 10.6 of the Current Report on Form 8-K filed with the SEC on August 20, 2013)

10.30 #	Settlement and Release Agreement dated as of August 13, 2013 between Pure Bioscience, Inc. and Dennis Brovarone (incorporated by reference to Exhibit 10.7 of the Current Report on Form 8-K filed with the SEC on August 20, 2013)

10.31	Subscription Agreement dated as of October 14, 2013 between Pure Bioscience, Inc. and purchaser identified on Exhibit A attached thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on October 15, 2013)

10.32 #	Director Agreement dated as of September 17, 2013 between Pure Bioscience, Inc. and Gary D. Cohee (incorporated by reference to Exhibit 10.32 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.33 #	Employment Agreement dated as of October 23, 2013 between Pure Bioscience, Inc. and Henry R. Lambert (incorporated by reference to Exhibit 10.33 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.34 #	Employment Agreement dated as of October 23, 2013 between Pure Bioscience, Inc. and Peter Wulff (incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.35 #	Chairman Agreement dated as of October 23, 2013 between Pure Bioscience, Inc. and Dave J. Pfanzelter (incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.36 #	Form of RSU Agreement between Pure Bioscience, Inc. and Non-employee directors (incorporated by reference to Exhibit 10.36 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.37 #	RSU Agreement dated as of October 23, 2013 between Pure Bioscience, Inc. and Henry R. Lambert (incorporated by reference to Exhibit 10.37 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.38 #	RSU Agreement dated as of October 23, 2013 between Pure Bioscience, Inc. and Peter Wulff (incorporated by reference to Exhibit 10.38 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.39 #	RSU Agreement dated as of October 23, 2013 between Pure Bioscience, Inc. and Dave J. Pfanzelter (incorporated by reference to Exhibit 10.39 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.40	Form of Subscription Agreement, dated November 18, 2013 (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on November 18, 2013

10.41	Form of Officer and Director Indemnification Agreement (incorporated by reference to Exhibit 10.2 of the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.42	Payoff Agreement, dated as of December 18, 2013, by and between Pure Bioscience, Inc. and Morrison & Foerster LLP (incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q filed with the SEC on March 13, 2014)

10.43	Strategic Collaboration Agreement, dated December 11, 2013, by and between Pure Bioscience, Inc. and Intercon Chemical Company (incorporated by reference to Exhibit 10.3 of the Quarterly Report on Form 10-Q filed with the SEC on March 13, 2014)

10.44	Form of Subscription Agreement, (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on April 29, 2014

10.45	Amendment to Director Agreement dated as of April 24, 2014, between Pure Bioscience, Inc. and Gary D. Cohee (incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q filed with the SEC on June 10, 2014)

10.46	Securities Purchase Agreement, dated August 22, 2014 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 10-K filed with the SEC on August 27, 2014)

10.47	Registration Rights Agreement, dated August 22, 2014 (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on August 27, 2014)

10.48 **	Amendment to Services Agreement, dated October 2, 2014, between Pure Bioscience, Inc. and Pillar Marketing Group, Inc.

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K, filed with the SEC on October 13, 2009)

23.1 **	Consent of Mayer Hoffman McCann P.C.

23.2 **	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)

24.1 **	Power of Attorney

101 **

The following materials from the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2014, formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets at October 31, 2014 and July 31, 2014; (ii) Consolidated Statements of Operations for the three months ended October 31, 2014 and 2013; (iii) Consolidated Statements of Cash Flows for the three months ended October 31, 2014 and 2013; and (iv) Notes to Consolidated Financial Statements. The following materials from the Company’s Annual Report on Form 10-K for the annual period ended July 31, 2014, formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets as at July 31, 2014 and 2013; (ii) Consolidated Statements of Operations for the years ended July 31, 2014 and 2013; (iii) Consolidated Statements of Stockholders’ Equity for the years ended July 31, 2014 and 2013, (iv) Consolidated Statements of Cash Flows for the years ended July 31, 2014 and 2013; and (v) Notes to Consolidated Financial Statements.

**	Previously filed
#	Management contract or compensatory plan or arrangement